EXHIBIT 23.1

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements of Alliant Energy Corporation included in this Alliant Energy Corporation Form 10-K into Alliant Energy Corporation's previously filed Registration Statements on Form S-8 (Nos. 333-41485, 333-46735, 333-51126 and 333-92783) and
Form S-3 (No. 333-26627).







/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 29, 2001